SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                OCTOBER 15, 1999


                                  PIXTECH, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                  0-26380               04-3214691
(State or other jurisdiction    (Commission File         (IRS  Employer
     of  incorporation)              Number)           Identification  No.)



                  AVENUE OLIVIER PERROY, 13790 ROUSSET, FRANCE
              (Address of principal executive offices and zip code)


               Registrant's telephone number, including area code:
                              011-33-4-42-29-10-00









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ITEM  5.

     On October 6, 1999, PixTech, Inc. ("PixTech" or the "Company") entered into a Common Stock Purchase Agreement with Unipac Optoelectronics Corporation, attached hereto as Exhibit 2.1, for a private placement of $20 million of PixTech's common stock, par value $0.01 per share (the "Common Stock"). The private placement closed on October 15, 1999 with the issuance of approximately
12.4 million shares of Common Stock at approximately $1.61 per share. The Company's press release announcing this transaction is filed as Exhibit 99.1 hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits

          2.1 Common Stock Purchase Agreement by and between Pixtech, Inc. and Unipac Optoelectronics Corporation dated as of October 6, 1999. Filed herewith.

          99.1 Press Release issued by the Company on October 19, 1999. Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October  28,  1999                           PIXTECH,  INC.



                                             By:  /s/  Yves  Morel
                                                  ------------------
                                                       Yves  Morel
                                                       Chief  Financial  Officer

                                  EXHIBIT INDEX
                                  -------------


          2.1 Common Stock Purchase Agreement by and between Pixtech, Inc. and Unipac Optoelectronics Corporation dated as of October 6, 1999. Filed herewith.

          99.1 Press Release issued by the Company on October 19, 1999. Filed herewith



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